UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

ENTRADE INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15303	52-2153008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Central Avenue, Northfield, Illinois	60093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 441-6650

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 414a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 27, 2006, Entrade Inc. (the “Company”), through its wholly owned subsidiary Nationwide Auction Systems, Inc. (“Nationwide”), entered into term sheet (the “Term Sheet”) with Axle Capital, LLC (“Axle”), pursuant to which Axle and Nationwide agreed to amend the existing loan agreements between Axle and Nationwide (the “Existing Loan Agreements”) to provide for an additional $1,400,000 loan from Axle to Nationwide (the “New Loan”). The loan would mature in October 2007, would carry an interest rate of 15% per annum, and would be secured by all existing collateral provided to Axle under the Existing Loan Agreements. In addition, Entrade agreed to issue to Axle warrants to purchase 275,000 shares of restricted Entrade common stock at an exercise price of $0.10 per share. The proceeds of the New Loan are being used to retire existing obligations of Nationwide.

The New Loan is subject to the execution of mutually satisfactory definitive documentation and other customary conditions, however, Axle has already delivered, and Nationwide has accepted, the proceeds of the New Loan.

The Existing Loan Agreements are described in a Report on Form 8-K filed by the Company dated July 18, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

See Item 1.01

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006

Entrade Inc.
(Registrant)

/s/ Peter R. Harvey
Peter R. Harvey
President and Chief Executive Officer